SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO VARIABLE TRUST

Wells Fargo Variable Trust	Fee as % of Average Daily Net Asset Value

Current

As of July 9, 2010+

VT Asset Allocation Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.55 0.50 0.45 0.425 0.40	No changes
VT C&B Large Cap Value Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.55 0.50 0.45 0.425 0.40	No changes
VT Discovery Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.75 0.70 0.65 0.625 0.60	First 500M Next 500M Next 1B Next 2B Over 4B	0.70 0.65 0.60 0.575 0.55
VT Core Equity Fund*	First 500M Next 500M Next 1B Next 2B Over 4B	0.55 0.50 0.45 0.425 0.40	No changes
VT Equity Income Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.55 0.50 0.45 0.425 0.40	No changes
VT International Core Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.75 0.70 0.65 0.625 0.60	First 500M Next 500M Next 1B Next 2B Over 4B	0.75 0.70 0.65 0.625 0.60
VT Intrinsic Value Fund*	First 500M Next 500M Next 1B Next 2B Over 4B	0.55 0.50 0.45 0.425 0.40	No changes
VT Large Company Core Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.55 0.50 0.45 0.425 0.40	No changes
VT Large Company Growth Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.55 0.50 0.45 0.425 0.40	No changes
VT Money Market Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.30 0.30 0.275 0.275 0.250	No changes
VT Omega Growth Fund*	First 500M Next 500M Next 1B Next 2B Over 4B	0.55 0.50 0.45 0.425 0.40	No changes
VT Opportunity Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.75 0.70 0.65 0.625 0.60	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
VT Small Cap Growth Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.75 0.70 0.65 0.625 0.60	No changes
VT Small/Mid Cap Value Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.75 0.70 0.65 0.625 0.60	No changes
VT Total Return Bond Fund	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30	No changes

Most recent annual approved by Board of Trustees:  March 26, 2010

Schedule A amended:  May 26, 2010

The foregoing fee schedule is agreed to as of May 26, 2010 and shall remain in effect until changed in writing by the parties.

WELLS FARGO VARIABLE TRUST

By:

     C. David Messman

     Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:
Andrew Owen

     Executive Vice President

+ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved a reduction in the advisory fee rates payable on a number of Funds.  Such fee reductions are scheduled to become effective concurrently with the earliest of any closing of the Reorganization with the Evergreen family of funds, currently July 9, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund, effective May 1, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT C&B Large Cap Value Fund into the VT Intrinsic Value Fund.  Subject to the receipt of shareholder approval, the merger will become effective on July 16, 2010.

On May 26, 2010, the Board of Trustees of Wells Fargo Variable Trust approved a reduction in the advisory fee rates for the VT Discovery Fund.  The fee rates reflected in the table above will become effective on July 9, 2010.

* In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the establishment of new Wells Fargo Advantage VT shell funds to become effective on July 16, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the VT Intrinsic Value Fund.  Subject to the receipt of shareholder approval, the merger will become effective on July 16, 2010.

On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT International Core Fund to the VT International Equity Fund, effective July 16, 2010.  On March 26, 2010, the Board of Trustees approved a change to the advisory fee breakpoints effective July 9, 2010.

On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Core Fund to the VT Core Equity Fund.  Upon shareholder approval, the merger will become effective on July 16, 2010.

On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Growth Fund to the VT Omega Growth Fund.  Subject to the receipt of shareholder approval, the merger will become effective on July 16, 2010.

On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Money Market Fund, effective April 30, 2010.

On May 26, 2010, the Board of Trustees of Wells Fargo Variable Trust approved a reduction in the advisory fee rates for the VT Opportunity Fund.  The fee rates reflected in the table above will become effective on July 9, 2010.

On August 12, 2009, the Board of Trustees of Wells Fargo Variable Trust approved the following revised advisory fee breakpoint asset tiers for the VT Small Cap Growth Fund, effective May 1, 2010:  0.75% on the first $500M; 0.70% on the next $500M; 0.65% on the next 1B; 0.625% on the next 1B; and 0.60% over 3B.

On August 12, 2009, the Board of Trustees of Wells Fargo Variable Trust approved the following revised advisory fee breakpoint asset tiers for the VT Small/Mid Cap Value Fund, effective May 1, 2010:  0.75% on the first $500M; 0.70% on the next $500M; 0.65% on the next 1B; 0.625% on the next 1B; and 0.60% over 3B.  In addition, on January 11, 2010, the Board approved the name change of the VT Small/Mid Cap Value Fund to the VT Small Cap Value Fund, effective May 1, 2010.